SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  April 19, 2004

Washington Mutual, Inc.

(Exact name of registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Third Avenue, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)

(206) 461-2000

(Registrant’s telephone number, including area code)

Item 7.  Exhibits

(c) The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Description

99.1	Press release text of Washington Mutual, Inc. dated April 19, 2004.
99.2	Financial supplement of Washington Mutual, Inc.

Item 12.  Results of Operations and Financial Condition

On April 19, 2004, Washington Mutual, Inc. issued a press release regarding its results of operations and financial condition for the quarter ended March 31, 2004. The text of the press release is included as Exhibit 99.1 to this report and the financial supplement is included as Exhibit 99.2 to this report. The information included in the press release text and the financial supplement is considered to be “furnished” under the Securities Exchange Act of 1934. The Company will include final financial statements and additional analyses for the quarter ended March 31, 2004, as part of its Form 10-Q covering that period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASHINGTON MUTUAL, INC.

Dated: April 19, 2004	By:	/s/ Fay L. Chapman
Fay L. Chapman
Senior Executive Vice President